UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2010 (October 19, 2010)
Date of Report (Date of earliest event reported)

MAM SOFTWARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Maple Park, Maple Court, Tankersley, Barnsley, UK S75 3DP
 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on September 15, 2010, MAM Software Group, Inc. (“the Company”) commenced a $3.3 million rights offering (the “Rights Offering”), whereby our existing holders were granted non-transferable rights to purchase additional shares of our Common Stock.  The rights were issued to the holders of the Common Stock on September 7, 2010 and enabled such holders to purchase 0.6 shares for each share of Common Stock then owned for $0.065 per share. The Rights Offering was scheduled to expire on October 15, 2010 unless extended by our Board of Directors.

On October 19, 2010, the Company issued a press release stating that, based on a preliminary report of our transfer agent, as of Friday, October 15, 2010, Rights Offering was over-subscribed.  Given this over-subscription, our Board of Directors met on the afternoon of October 15, 2010 and unanimously resolved not to extend the Rights Offering, and authorized management to take all actions necessary to close the Rights Offering and take receipt of the funds derived therefrom.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 20, 2010		MAM SOFTWARE GROUP, INC.
	By:	/s/ Charles F. Trapp
Name: Charles F. Trapp Title: Chief Financial Officer